                                                                   EXHIBIT 10.3


                              Employment Agreement
                                     Between
                         The Southern Banc Company, Inc.
                            and James B. Little, Jr.

                                 2001 Amendment
                                 --------------

     WHEREAS, The Southern Banc Company, Inc. (the "Company") has entered into an Employment Agreement (the "Agreement") and a Supplemental Executive Retirement Agreement (the "SERA") with James B. Little Jr. (the "Employee"); and

     WHEREAS, the Board of Directors of the Company (the "Board") and the Employee have determined that it is appropriate to amend the Agreement (i) to redefine the Employee's position with the Company, (ii) and to provide for a lump sum payment in satisfaction of the benefits to which the Employee is entitled under his SERA.

     NOW, THEREFORE, the Agreement shall be amended as follows effective immediately.

     1. The first sentence in Section 1 shall be amended by replacing "President" with "Investment Officer."

     2. The second sentence of Section 1 shall be amended by adding the following at the end thereof:

                ; provided that the Employee shall not be required to perform services for the Bank and its holding company in excess of 20 hours per week.

     3. Nothing contained herein shall be held to alter, vary or otherwise affect any of the terms, provisions or conditions of the Agreement other than as stated above.

     WHEREFORE, on this 19th day of April, 2001, the undersigned hereby approve this 2001 Amendment to the Agreement.



                              THE SOUTHERN BANC COMPANY, INC.


                                   By _____________________________
                                      Its Secretary


                                      _____________________________
                                                 James B. Little Jr.